Exhibit 99.1

          Four Oaks Fincorp, Inc. Declares 2005 Fourth Quarter Dividend


     FOUR OAKS, N.C.--(BUSINESS WIRE)--Oct. 19, 2005--Four Oaks Fincorp, Inc.(OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8 cents per share payable on or after December 8, 2005, to shareholders of record on November 30, 2005. This dividend is 25% higher than the fourth quarter 2004 dividend as adjusted to retroactively reflect the five-for-four split to be paid on November 25, 2005. President and Chief Executive Officer, Ayden R. Lee, Jr. stated, "We are increasing our dividend in the fourth quarter of 2005 instead of waiting until the first quarter of 2006 in order to reward the shareholders for the excellent performance of the Company during 2005."


    CONTACT: Four Oaks Fincorp, Inc.
             Ayden R. Lee, Jr., 919-963-2177
             President and Chief Executive Officer
             Nancy S. Wise, 919-963-2177
             Executive Vice President and Chief Financial Officer